UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2023

CECO ENVIRONMENTAL CORP

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-7099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway
Dallas, Texas		75254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 357-6181

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2023, the Board of Directors of CECO Environmental Corp. (the “Company”) approved an amendment and restatement of the Company’s Executive Change in Control and Severance Plan (the “Plan”). As previously disclosed, the Plan provides for certain payments and other benefits to participating employees, including the Company’s named executive officers, in the event of certain qualifying terminations of employment.

The amendment and restatement of the Plan adds as a qualifying termination for certain participants, including the named executive officers, a termination for Good Reason (as defined in the Plan) not in connection with a Change in Control (as defined in the Plan). “Good Reason” is defined in the Plan generally to include certain material diminutions of the participant’s duties, authorities or responsibilities; certain material reductions in the participant’s base salary or incentive opportunity (other than certain generally applicable reductions); certain relocations of the participant’s primary workplace; and certain material breaches of the Plan by the Company. “Change in Control” is defined for purposes of the Plan generally to include any person becoming the beneficial owner of 50% or more of the Company’s outstanding common stock or voting securities; certain changes in the majority of the Company’s Board of Directors that are not approved by a super-majority of the incumbent directors; the consummation of certain mergers or similar transactions or sales of all or substantially all of the Company’s assets; and approval by the Company’s stockholders of a complete liquidation or dissolution.

The amendment and restatement of the Plan increases the cash severance that will be payable on a qualifying termination of employment not in connection with a Change in Control for certain participants, including the named executive officers, from 26 weeks’ base salary to one year’s base salary, plus the participant’s annual bonus, based on (i) “target” performance for the year of termination (for a termination by the participant for Good Reason as defined in the Plan) or (ii) actual performance not to exceed “target” for the year of termination (for a termination by the Company other than for cause, or for disability or death). Other changes effected by the amendment and restatement include replacing Company-paid outplacement services on a qualifying termination in connection with a Change in Control with a cash payment of $20,000 intended for outplacement, expanding the participant’s obligation to provide assistance after a qualifying termination to include responding to requests for information and assisting with transition matters and giving the Plan precedence over individual agreements except for the CEO.

The foregoing description of the Plan as amended and restated is a summary only and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2023, the Company’s Board of Directors approved an amendment and restatement of the Company’s Amended and Restated By-laws (as amended and restated, the “By-laws”) to (i) align the By-laws with the Securities and Exchange Commission’s new requirements regarding universal proxies pursuant to Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (Article II, Sections 16 and 17); (ii) update the information requirements, processes and procedures regarding the nomination of directors and the proposal of other business for consideration at meetings of the Company’s stockholders (Article II, Sections 16 and 17); (iii) provide for meetings of the Company’s stockholders by means of remote communication (Article II, Sections 3 and 5, and Article III, Sections 3 and 4); (iv) eliminate the requirement that the list of stockholders be open to examination at meetings of the Company’s stockholders, consistent with a recent amendment to the Delaware General Corporation Law (Article II, Section 7); and (v) incorporate certain other ministerial, clarifying and conforming changes throughout the By-laws.

This description of the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated By-laws, as amended and restated March 3, 2023.
10.1	CECO Environmental Corp. Executive Change in Control and Severance Plan, as amended and restated March 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO Environmental Corp.

Date:	March 9, 2023	By:	/s/ Joycelynn Watkins-Asiyanbi
Joycelynn Watkins-Asiyanbi SVP, Chief Administrative and Legal Officer and Corporate Secretary